Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

I, Hongdun Zhou, Chief Executive Officer of Cougar Holdings Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	the Company’s Annual Report on Form 10-KSB/A-1 for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ HONGDUN ZHOU
Hongdun Zhou
Chief Executive Officer
October 27, 2005

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